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                                                               Exhibit (a)(1)(D)


                          Offer to Purchase for Cash
                          All Shares of Common Stock
                                      of
                                Proxicom, Inc.
                                      at
                              $7.50 Net Per Share
                                      by
                           Putter Acquisition Corp.
                      an indirect wholly-owned subsidiary
                                      of
                          Dimension Data Holdings plc

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON THURSDAY, JUNE 14, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                   May 17, 2001

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated May 17, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the "Offer") in connection with the offer by Putter Acquisition Corp., a Delaware corporation ("Purchaser") and an indirect wholly-owned subsidiary of Dimension Data Holdings plc, a public limited company incorporated in England and Wales ("Dimension Data"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Proxicom, Inc., a Delaware corporation ("Proxicom"), at a purchase price of $7.50 per Share, net to you in cash, without interest thereon (the "Share Price"). We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

  We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions contained in the Offer.

  Your attention is invited to the following:

    1. The offer price is $7.50 per Share, net to you in cash, without interest.

    2. The Offer is being made for all outstanding Shares.

    3. The Board of Directors of Proxicom has determined that the Offer and the Merger (as defined in the Offer to Purchase) are advisable and fair to, and in the best interests of, Proxicom's stockholders, has approved the Offer and Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby and recommends that stockholders of Proxicom accept the Offer and tender their Shares pursuant to the Offer.

    4. The Offer and withdrawal rights expire at 12:00 midnight, New York
  City time, on Thursday, June 14, 2001, unless the Offer is extended.
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    5. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares which, together with the Shares beneficially owned by Dimension Data and its affiliates, represents at least a majority of the outstanding Shares on a fully-diluted basis. The Offer is also subject to certain other conditions contained in the Offer to Purchase. See the Introduction and Sections 1, 14 and 15 of the Offer to Purchase.

    6. Any stock transfer taxes applicable to the transfer and sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  Except as disclosed in the Offer to Purchase, Purchaser is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form attached to this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the attachment to this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

  Notwithstanding any other provision hereof, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of certificates for, or of Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to, such Shares, a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time, and will depend upon when Share certificates or Book-Entry Confirmations of such Shares are received into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase).

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                       Instructions with Respect to the
                          Offer to Purchase for Cash
                          All Shares of Common Stock
                                      of
                                Proxicom, Inc.
                                      at
                          $7.50 Net Per Share in Cash

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated May 17, 2001 and the related Letter of Transmittal in connection with the Offer by Putter Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Dimension Data Holdings plc, a public limited company incorporated in England and Wales, to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Proxicom, Inc., a Delaware corporation, at a price of $7.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions in the Offer to Purchase and related Letter of Transmittal (which together with any amendments and supplements thereto, collectively constitute the "Offer").

  This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions contained in the Offer.

Number of Shares to be Tendered*

_______________________Shares

Dated:_________________, 2001

                                          _____________________________________

                                          _____________________________________
                                                      Signature(s)

                                          _____________________________________

                                          _____________________________________
                                                      Print Name(s)

                                          _____________________________________

                                          _____________________________________
                                                       Address(es)

                                          _____________________________________
                                             Area Code and Telephone Number

                                          _____________________________________
                                            Tax ID or Social Security Number
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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